EXHIBIT 11
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                                           TEXACO INC. AND SUBSIDIARY COMPANIES
                                    COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                              FOR  THE SIX AND THREE  MONTHS ENDED JUNE 30,  1997  AND  1996
                              --------------------------------------------------------------
                                     (Millions  of dollars, except per share amounts)

                                                                                             (Unaudited)
                                                                         -------------------------------------------------
                                                                         For the six months           For the three months
Primary Net Income Per Common Share                                        ended June 30,                ended June 30,
-----------------------------------                                      ------------------           --------------------
                                                                         1997          1996           1997          1996
                                                                         ----          ----           ----          ----

     Net income                                                        $ 1,551        $ 1,075       $   571        $   689

         Less: Preferred stock dividend requirements                       (28)          (29)           (14)           (14)
                                                                       -------        -------       -------        -------

     Primary net income available for common stock                     $ 1,523        $ 1,046       $   557        $   675
                                                                       =======        =======       =======        =======


     Average number of primary common shares
         outstanding for computation of earnings
         per share (thousands)                                         260,080        260,709       260,090        260,764
                                                                       =======        =======       =======        =======

     Primary net income per common share                               $  5.86        $  4.01       $  2.14        $  2.59
                                                                       =======        =======       =======        =======


Fully Diluted Net Income Per Common Share
-----------------------------------------

     Net income                                                        $ 1,551        $ 1,075       $   571        $   689

     Less:   Preferred stock dividend requirements of
             non-dilutive and anti-dilutive issues and
             adjustments to net income associated with
             dilutive securities                                           (11)          (12)            (5)            (6)
                                                                       -------        -------       -------        -------

     Fully diluted net income                                          $ 1,540        $ 1,063       $   566        $   683
                                                                       =======        =======       =======        =======

     Average number of primary common shares
         outstanding for computation of earnings
         per share (thousands)                                         260,080        260,709       260,090        260,764

     Additional shares outstanding assuming full conversion
         of dilutive convertible securities into common
         stock (thousands):
              Convertible debentures                                       144            146           144            146
              Convertible Preferred Stock
                  Series B ESOP                                          9,171          9,475         9,114          9,423
                  Series F ESOP                                            570            607           568            599
              Other                                                         17             26            16             22
                                                                       -------        -------       -------        -------

     Average number of fully diluted common
         shares outstanding for computation of earnings
         per share (thousands)                                         269,982        270,963       269,932        270,954
                                                                       =======        =======       =======        =======

     Fully diluted net income per common share                         $  5.70        $  3.92       $  2.10        $  2.52
                                                                       =======        =======       =======        =======

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